EXHIBIT 99.1

FARMER BROS. CO.
AMENDED AND RESTATED

COMPENSATION COMMITTEE CHARTER

(as adopted by the Board of Directors on August 26, 2009)

Purpose

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Farmer Bros. Co. (the “Company”) is established for the principal purposes of discharging the Board’s responsibilities related to compensation of the Company’s executive officers and administering the Company’s incentive and equity compensation plans.  In doing so, the Committee shall approve the compensation of the Company’s executive officers, including the Chief Executive Officer (“CEO”).  The Committee shall oversee the preparation of a compensation discussion and analysis (“CD&A”) and a related compensation committee report for inclusion in the Company’s annual proxy statement and annual report on Form 10-K, in accordance with the rules of the Securities and Exchange Commission (“SEC”). This Charter specifies the scope of authority and responsibility of the Committee.

Organization, Membership and Meetings

1.                                       The Committee shall be comprised of at least three (3) directors, all of whom shall (a) meet the independence, expertise and other qualification standards required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, the SEC and The Nasdaq Stock Market, Inc. (“Nasdaq”), (b) be a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and (c) satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

2.                                       Members of the Committee shall be appointed by the Board. Members of the Committee shall continue to be Committee members until their successors are appointed and qualified or until their earlier retirement, resignation or removal. Any member may be removed, with or without cause, by the approval of a majority of the independent directors then serving on the full Board.  The Board may fill any vacancies on the Committee by a majority vote of the directors then in office.

3.                                       The Committee shall meet at least once each year, with the authority to convene additional meetings, as circumstances require. The Committee may invite members of management, legal counsel or others to attend meetings and to provide relevant information.

4.                                       The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee. The Committee may delegate to one or more executive officers the authority to make grants of equity-based compensation to eligible individuals who are not executive officers.  Any executive officer to whom the Committee grants such authority shall regularly report to the Committee grants so made and the Committee may revoke any delegation of authority at any time.

5.                                       The Board shall designate a Committee member as the Chairman of the Committee, or if the Board does not do so, the Committee members shall appoint a Committee member as Chairman by a majority vote of the authorized number of Committee members.  The Chairman of the Committee shall preside at all meetings. At all meetings of the Committee, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the Committee present at a meeting at which a quorum is in attendance shall be the act of the Committee.

Members of the Committee may participate in any meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting. The Committee shall maintain written minutes of its meetings.  Minutes of each meeting of the Committee shall be distributed to each member of the Committee.  The Secretary of the Company shall retain the original signed minutes for filing with the corporate records of the Company. Any person present at a meeting may be appointed by the Committee as Secretary to record the minutes. The Committee may adopt additional rules of procedure, but when a matter of procedure is not addressed by Committee rules, the procedure specified by the Company’s Bylaws shall be followed. The Committee may also act by unanimous written consent as the Committee may decide.

6.                                       In discharging its responsibilities, the Committee shall have sole authority to, as it deems appropriate, select, retain and/or replace, as needed, compensation and benefits consultants and other outside advisors to provide independent advice to the Committee.  In addition, the Committee shall have free access to Company personnel to provide data and advice in connection with the Committee’s review of management compensation practices and policies.

Committee Authority, Responsibilities and Duties

The Committee shall have the following authority, responsibilities and duties:

1.                                       Assess the overall compensation structure of the Company, adopt a written statement of compensation philosophy and strategy, select an appropriate peer group, and periodically review executive compensation in relation to this peer group.  Determine the forms and amount of compensation appropriate to achieve the Committee’s strategic objectives, including salary, bonus, incentive or performance-based compensation, equity awards and other benefits.  Review the compensation strategy at least annually to assure that it supports the Company’s objectives and stockholders’ interests and that executives are being rewarded in a manner that is consistent with the adopted strategy.

2.                                       At least annually, review and approve corporate goals and objectives relating to the compensation of the Company’s CEO and other executive officers under the Company’s Incentive Compensation Plan, and evaluate the performance of the CEO and other executive officers in light of those goals and objectives.  Based on this evaluation, make and annually review decisions regarding (i) salary, (ii) the extent to which any performance-based bonus award was earned, (iii) the bonus opportunity for the following year, (iv) long-term incentive opportunities for upcoming periods; and (v) any other matter relating to executive officer compensation that the Committee considers appropriate.  In determining the CEO’s compensation, the Chairman of the Committee shall solicit comments from the other members of the Board and shall lead the Board in an overall review of the CEO’s performance in an executive session of non-employee Board members.  Final determinations regarding the performance and compensation of the CEO will be conducted in an executive session of the Committee and be reported by the Chairman of the Committee to the entire Board during an independent session of the Board.

3.                                       Administer the Company’s equity compensation plans (other than the Farmer Bros. Co. Employee Stock Ownership Plan which shall be administered by the ESOP Administrative Committee), including authority to approve grants of restricted stock, stock options, stock purchase rights and similar awards to individuals eligible to receive such grants under the Company’s equity compensation plans, to approve the forms of agreement evidencing such grants, and to interpret and amend such agreements within the terms of the plans.

4.                                       Review at least annually all equity-based compensation plans and arrangements, and the number of shares remaining available for issuance under those plans and arrangements, and make recommendations to the Board regarding the need to amend existing plans or adopt new ones for the purpose of implementing the Committee’s strategy regarding long-term and equity-based compensation.

5.                                       Administer, periodically review and approve significant changes to the Company’s other long- and short-term incentive compensation plans.

6.                                       Review at least annually the form and amount of any perquisites paid or made available to the Company’s executive officers and determine the appropriateness of the nature and extent of executive officers’ use of such perquisites.

7.                                       Review and approve the terms on which any compensation earned by or otherwise payable to executive officers may be deferred.

8.                                       Review at least annually the Company’s pension and retirement plans, including any supplemental executive retirement plans, with respect to the implications of those plans for the Committee’s strategy regarding pension and retirement benefits for the Company’s executive officers.

9.                                       Review at least annually any change-of-control or severance arrangements with executive officers and determine or estimate the amounts that would be payable under those arrangements upon the occurrence of each triggering event. The Committee should recommend to the Board any amendments to the Company’s change-of-control or severance arrangements that the Committee deems appropriate.

10.                                 Review and approve all employment agreements proposed to be entered into between the Company and any executive officer and any proposed renewals thereof. Review at least annually any existing employment agreements with executive officers and recommend to the Board any amendments thereto that the Committee deems appropriate.

11.                                 Oversee the preparation of a CD&A and a related compensation committee report for inclusion in the Company’s annual proxy statement and Form 10-K, in accordance with SEC rules. Review and discuss the CD&A with management each year prior to preparing the Committee report.

12.                                 Oversee succession planning for senior management of the Company, including consultation on an ongoing basis with the CEO and the Board to remain abreast of management development activities, including a review of the performance and advancement potential of current and future senior management and succession plans for each.

13.                                 Review and make recommendations to the Board with respect to the compensation of directors.  No member of the Committee will act to fix his or her own compensation except for uniform compensation to directors for their services as a director.

14.                                 Recommend policies to the Board regarding minimum retention and ownership levels of Company common stock by executive officers and directors.

15.                                 Review its own performance, at least annually, for purposes of self-evaluation and to encourage the continuing improvement of the Committee in the execution of its responsibilities.

16.                                 Review and reassess this Charter’s adequacy at least annually, propose changes to this Charter to the Board for its approval as necessary, and cause this Charter to be published in accordance with SEC regulations.

17.                                 Engage, and pay the fees and expenses of consulting firms, independent counsel, advisors and experts deemed necessary, as determined by the Committee, to permit the Committee to perform its duties under this Charter. The fees and expenses of these consulting firms, independent counsel, advisors and experts shall be paid by the Company, and the Company shall provide all other funding necessary for the Committee to perform its functions and responsibilities.

18.                                 Perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Reporting Responsibilities

The Committee shall report to the Board periodically or as required by the nature of its duties on its activities and shall make recommendations to the Board as the Committee decides are appropriate.